CODE OF ETHICS AND
BUSINESS CONDUCT

2013

TABLE OF CONTENTS
Letter from the President    1
Commitment to Compliance1
Corporate Governance and Internal Controls1
Code of Ethics for our Chief Executive and Senior Financial Officers1
Responsibility to the Company and its Stockholders2
Protecting Company Assets2
Business and Financial Records3
Full, Fair and Accurate Disclosure3
Confidential and Proprietary Information3
Public Communications4
Insider Trading    5
Hedging Transactions.10
Additional Trading Restrictions on Directors and Officers.11
Conflicts of Interest11
Gifts and Entertainment13
Corporate Opportunities14
Responsibility to Others14
Customers14
Communities14
Fair Dealing14
Purchasing Practices15
Responsibility to Government and the Law15
Compliance with Applicable Laws and Regulations15
Antitrust and Fair Competition15
Environment16
Tax Laws16
Anticorruption Laws and Bribery16
Economic Sanctions and Boycotts17
Anti-Money Laundering and Terrorist Financing17

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Political and Charitable Activities18
Equal Employment Opportunity and Anti-Harassment18
Health, Safety and the Environment19
Obtaining Help and Reporting Illegal or Unethical Behavior19
Questions19
Reporting Illegal or Unethical Behavior20
Compliance Hotline20
Supervisory Personnel21
Consequences of Violations21
Other Matters21
Waivers for Officers and Directors21
Periodic Review and Supplements21
Personal Commitment, Acknowledgement and Disclosure Form23

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Letter from the President
Dear Colleague,
U.S. Concrete, Inc., along with its operating units, endeavors to conduct business in accordance with high standards of fair, ethical and moral business conduct. A reputation of integrity is one of the most important assets of any individual or company and is a key to achieving U.S. Concrete's core mission. It is imperative, therefore, that high standards of conduct be observed in all contacts made by U.S. Concrete's personnel with suppliers, customers, governmental officials, fellow employees, neighbors, shareholders and the general public.
This Code of Ethics and Business Conduct (this “Code”) is critically important, and it applies to all of us. However, this Code will not resolve or answer every question that you have. When it does not, let your good judgment be guided by the principle of always doing the right things for the right reasons. And do not hesitate to discuss concerns or issues with your supervisor or through appropriate channels as set forth in this Code.
Please read this Code carefully and sign and return the Personal Commitment and Acknowledgement form attached. I am confident that each of us will comply with this Code and that U.S. Concrete's valued reputation for high standards of business integrity will be maintained.
William J. Sandbrook
President and Chief Executive Officer
U.S. Concrete, Inc.

Commitment to Compliance
This Code of Ethics and Business Conduct (this “Code”) applies to all directors, officers and employees of U.S. Concrete, Inc. and its operating units (the “Company”) (who unless otherwise specified, will be referred to jointly as “employees”). The purpose of this Code is to set forth U.S. Concrete's commitment to high moral and ethical standards of business conduct. Each employee is expected to know and follow the principles set forth in this Code to help ensure the business of U.S. Concrete is conducted with integrity and in compliance with the law. Several provisions in this Code refer to more detailed policies that either (1) concern more complex Company policies or legal provisions or (2) apply to select groups of individuals within the Company. If these detailed policies are applicable to you, it is important that you read, understand, and be able to comply with them. If you have questions as to whether any detailed policies apply to you, contact your immediate supervisor or our General Counsel.
This Code has been prepared so that employees may always have available a clear statement of the Company's general policies and principles concerning business conduct and ethics. However, no code or set of values can address every ethical choice faced in business, and no oversight group can ensure complete compliance. Therefore, you must use good common sense and judgment in your personal conduct. When you are uncertain about any situation, are confused as to what actions you should take in a given situation, or wish to report a violation of the law or this Code, you must ask for guidance and you must do so in a timely manner. This Code provides you with several options for seeking guidance, which are explained in the “Obtaining Help and Violations Reporting” section of this Code. The thrust of our procedures is when in doubt, ask.
Corporate Governance and Internal Controls
The Company believes that effective corporate governance begins with a strong Board of Directors and a management team committed to living up to high standards of ethical behavior. These principles set the tone and create the environment to help assure that management and all employees of the Company do the right things for the right reasons. In addition, the Company must maintain an effective system of internal controls. We have developed a system of internal controls and reporting mechanisms designed to protect the assets and operations of the Company and to provide management and the Board with accurate, honest and timely information. Employees are required to live up to the letter and spirit of our system of internal controls, and to cooperate fully with any audit or investigation.
Code of Ethics for our Chief Executive and Senior Financial Officers
Our Chief Executive Officer, Chief Financial Officer, Corporate Controller and other key financial employees of the Company hold an important and elevated role in corporate governance of the organization. In this regard, and in accordance with the Sarbanes Oxley Act of 2002, these individuals are bound by a separate Code of Ethics for Chief Executive and Senior Financial Officers, as well as by these standards. The Code of Ethics for Chief Executive and Senior Financial Officers can be viewed on the Company's website at www.us-concrete.com.
After reading this Code, you should:

•	Have a thorough knowledge of this Code's terms and provisions.

•	Be able to recognize situations that present legal or ethical dilemmas.

•	Be able to deal effectively with questionable situations in conformity with this Code.
In order to be able to accomplish these goals, we recommend that you take the following steps:

•	Read this Code thoroughly.

•	If there are references to more detailed policies that are not contained in this Code, obtain and read those policies if they apply to you.

•	Think about how the provisions of this Code apply to your job, and consider how you might handle situations to avoid illegal, improper, or unethical actions.

•	If you have questions, ask your immediate supervisor or our General Counsel.
When you are faced with a situation and you are not clear as to what action you should take, ask yourself the following questions:

•	Is the action legal?

•	Does the action comply with this Code?

•	How will your decision affect others, including our customers, stockholders,

employees and the community?

•	How will your decision look to others? If your action is legal but can result in the appearance of wrongdoing, consider taking alternative steps.

•	How would you feel if your decision were made public? Could the decision be honestly explained and defended?

•	Have you contacted your immediate supervisor or our General Counsel regarding the action?
To reiterate, when in doubt, ask.
Responsibility to the Company and its Stockholders
Protecting Company Assets
The Company's assets are meant for Company, not personal, use. Company assets include your time at work and work product, as well as the Company's equipment and vehicles, computers and software, company information, trademarks and names. You must protect the Company's assets from loss, damage, misuse, theft and waste and ensure their efficient use. If you become aware of theft, waste or misuse of our assets or funds or have any questions about your proper use of them, you should promptly report that concern as set forth in the “Obtaining Help and Reporting Illegal or Unethical Behavior” section of this Code. You must have permission from your supervisor before you use any Company asset outside of your job responsibilities.
Business and Financial Records
It is the policy of the Company to maintain books, records and accounts that, in reasonable detail, accurately and fairly reflect the authorized transactions of the Company. To that end, no undisclosed or unrecorded fund or asset shall be established for any purpose. No false or artificial entries shall be made in the books and records of the Company for any reason, and no employee shall engage in any arrangement that results in any such entry. The policy of accurate and fair recording also applies to an employee's maintenance of time reports, expense accounts and other personal Company records. In addition, all sales reports, production records, sales orders and similar business records must be valid, accurate and complete.
Integrity in every aspect of the way the Company is managed is a key element in the Company's corporate culture. No employee may compromise the integrity of the Company's records, even if such action is based upon a sincere belief that such action might actually help the Company improve its financial performance. Falsifying records or keeping unrecorded funds and assets is a severe offense and may result in prosecution or loss of employment. If you have a concern regarding the Company's accounting, internal accounting controls or auditing matters, you should promptly report that concern as set forth in the “Obtaining Help and Reporting Illegal or Unethical Behavior” section of this Code.
The Company's Records Management Policy establishes what records will be maintained and the length of time such records shall be maintained. You must not destroy or alter any documents or records (including informal data such as e-mail, expense reports and internal memos) in response to any investigation, suspected investigation or lawful request.

Full, Fair and Accurate Disclosure
Information derived from our records is provided to our stockholders and investors as well as government agencies. Thus, our accounting records must conform not only to our internal control and disclosure procedures but also to generally accepted accounting principles and other laws and regulations, such as those of the Internal Revenue Service and the Securities and Exchange Commission (the “SEC”). It is the Company's policy that the information in its reports and documents it files with, or submits to, the SEC and in other public communications made by the Company, be full, fair, accurate, timely and understandable.
Confidential and Proprietary Information
The Company's success is largely dependent upon the strict adherence by employees to the Company's policy regarding confidential and proprietary information. Confidential or proprietary information includes all non-public information about the Company and its operations that might be of use to competitors or harmful to the Company. It may include, for example, the Company's proprietary technical information, strategic business plans (including proposed acquisitions or divestitures), customers, suppliers, financial information, capitalization or contracts.
You must maintain the confidentiality of this information, except where disclosure is authorized or legally mandated. Proprietary information should be marked accordingly and kept secure. Employees must not, without proper authority, give or release to anyone not employed by the Company or to another employee who has no need for the information, data or information of a confidential or proprietary nature concerning the Company. When an appropriately authorized employee provides confidential or proprietary information to a third party, the employee must ensure that confidentiality terms are included in a confidentiality agreement between the Company and that third party. If you have questions about the confidentiality of information or the need for a confidentiality agreement, seek advice from our General Counsel.
Protecting the confidential and personal information of our employees and our customers is also of great importance. Anyone who handles such information should take great care in doing so. Additionally, you should never try to persuade others to violate the confidentiality of other companies. Your responsibility to preserve confidential information continues even after your employment with the Company ends. Any employee who suspects that the Company's confidential or proprietary information is being disclosed must immediately report this suspicion. See the “Obtaining Help and Reporting Illegal or Unethical Behavior” section of this Code for further guidance.
Public Communications
The Company has specific policies regarding who can communicate information to the press and the financial analyst community. All inquiries or calls from the press should be referred to our Chief Financial Officer. If you receive any calls from financial analysts, the financial press or others in the financial community, you should refer the inquiries to our Chief Financial Officer. Unless you are expressly authorized otherwise by our Chief Financial Officer or Chief Executive Officer, these designees are the only individuals who may communicate with the press and the financial analyst community.
We must all be sensitive to the impact of comments made over the Internet through social media platforms and other public forums such as chat rooms and bulletin boards. Additionally, you should not make any public comments, including on the Internet, electronic bulletin boards, social networking sites, or otherwise, regarding the Company, including comments about our products, stock performance, operational strategies, financial results, customers or competitors, even in response to a false statement or question. Under no circumstances will comments of a critical or defamatory nature regarding the Company, its employees, customers or vendors be posted on the Internet or social media platforms or made in an otherwise public manner. This applies whether you are at work or away from the office. The Company owns all e-mail messages that are sent from or received through the Company's systems. We may monitor your messages and may be required to disclose them in the case of litigation or governmental inquiry.

Insider Trading
Buying or selling securities while possessing material nonpublic information or disclosing such information to others who may trade on the basis of that information is prohibited by federal and state laws. Material nonpublic information about the Company does not belong to the employees who handle it or otherwise learn it. This information is as much an asset of the Company as any truck, plant or other item of equipment. For any person to use such information for personal benefit or to disclose it to others outside the Company violates the Company's interests. More particularly, to use that information in connection with trading the Company's stock is a fraud not only against the Company, but also against members of the investing public, who suffer by trading in the same market as the insider without benefit of the confidential information.
Several rigidly enforced, complex laws and regulations are intended to prevent misuse of corporate information by regulating the manner in which securities may be bought and sold. Particularly important are the “antifraud” rules of the securities laws, which are designed to protect primarily the investing public. It is your responsibility to comply with the securities laws and this policy.
In addition to this policy, our directors, officers and certain other designated persons who have access to material nonpublic information about us are subject to a supplemental policy, the “Stock Trading Restrictions Policy,” which imposes additional restrictions on their trading in Company securities. Officers (including operating division officers) and directors are also subject to the additional specific policies and procedures relating to purchase, ownership and sale of the Company's securities set forth in the Company's memorandum, “Compliance with Federal Securities Laws--A Guide for the Company's Directors and Officers.”
Inside Information. Under the antifraud rules, anyone who is aware of material information that has not been disclosed to the public is an insider. This includes not only knowledgeable employees but also persons outside the Company (such as their family members, anyone who lives with or is subject to their influence or control, as well as their friends, brokers, professional advisors, consultants and others) who may have acquired the information directly or indirectly through tips. You are responsible for making sure that these other persons and entities comply with this policy. Insiders are prohibited from trading in or recommending purchases or sales of the Company's securities or passing the material inside information to others who trade in the Company's securities while that information remains undisclosed to the general public. The inside information is “material” if it is important enough to affect a reasonable investor's decision to buy, sell or hold the Company's securities or if the disclosure of the information would be expected to significantly alter the total mix of the information in the marketplace about us.
Examples of inside information that might be material include the following:

•	earnings and earnings estimates

•	changes in previously announced earnings estimates

•	variations in earnings from projected or expected results

•	significant expansion or curtailment of operations or change in our strategic plans

•	significant increase or decline in business, including gain or loss of a material contract or customer

•	significant merger or acquisition discussions

•	significant asset write-ups or write-downs

•	unusual borrowings

•	securities offerings

•	major litigation

•	disposition of significant assets or a significant subsidiary

•	liquidity problems

•	availability of credit, or lack of such availability

•	extraordinary managerial developments or personnel changes

•	a declaration of a stock split, a public or private securities offering by us or a change in our dividend policies or amounts

•	changes in auditors or the auditors' notification that the Company may no longer rely on the auditors' report

•	significant actions by regulators
Other types of information may be material at any particular time, depending on all of the circumstances. In general, any information that affects the trading price of the Company's securities is probably inside information. If there is any doubt about the materiality of information, the presumption is that it is material.
When Information is Public. The insider can buy or sell or recommend that others buy or sell the Company's securities only after material information has been effectively disclosed in a manner sufficient to ensure its availability to the investing public for at least two full trading days. For example, if we issued a press release on a Tuesday, the first day that trading could occur would be on Friday.
The Company has rigidly defined channels through which data proposed for public release must flow. You are prohibited from disclosing to anyone inside or outside the Company any material nonpublic information obtained at or through the Company, except when such disclosure is part of your regular duties and is needed to enable the Company to carry out its business properly and effectively. No one may ever disclose inside information that could be material without first consulting our Chief Financial Officer or General Counsel.
All inquiries from outsiders regarding material nonpublic information about the Company should be forwarded to our Chief Financial Officer or General Counsel. Accordingly, when an inquiry is made by an outsider, the following response will generally be appropriate: “As to these types of matters, the Company's spokesperson is our Chief Financial Officer. If there is any comment, he would be the one to contact.”
Tipping. Information that could affect the price of the Company's securities, and sensitive information about other companies, including customers, suppliers or potential parties to contracts, must not be passed on to other persons or companies, including relatives, friends and business associates. When “tipping” occurs, both the “tipper” (the person who shares the material inside information) and the “tippee” (the person who receives the information) may be liable under federal and state securities laws, and this liability may extend to all those to whom the tippee gives information. A tipper may be liable whether or not the tipper derives any benefit from the tippee's actions.
Guidelines. The following guidelines are established to help employees comply with the federal and state securities laws relating to insider trading:
•Nondisclosure. Employees must not disclose material inside information to anyone, except to persons within the Company or its professional advisors whose positions require them to know it, until it has been publicly released by the Company. Only our Chief Executive Officer and Chief Financial Officer are entitled to talk with securities industry professionals and stockholders about Company business. In addition, employees may not post messages about the Company on any Internet chat room, social media platform, message board or website.
•Trading in the Company's Securities. Employees may not place or advise anyone else to place a buy or sell order in the Company's securities when they know material information about the Company that has not been disclosed to the public. This prohibition includes not only orders for purchases and sales of stock and convertible securities, but also hedges, collars, straddles or similar transactions involving stocks, bonds, debentures, options, puts, calls and other securities (such as preferred stock, convertible debentures and warrants, exchange-traded options and other derivative securities), as well as trades made pursuant to any investment direction under employee benefit plans and trades in the open market. This policy also applies to the exercise of options with an immediate same-day sale of some or all of the shares through a broker. No such transactions may occur until the information has been publicly released for two full trading days.
•Trading in Other Securities. The prohibition against trading while in possession of material nonpublic information extends not only to the Company's securities but also to securities of any other organization with which the Company does business if an employee gains that information at work or through his or her relationship with the Company. Therefore, employees of the Company may not place or advise anyone else to place a purchase or sale order in the securities of another company, the value of which is likely to be affected by past or proposed actions of the

Company of which they are aware and that have not been publicly disclosed. For example, it would violate the antifraud rules if a person learned through Company sources of an action - impending or completed - about another company and then bought or sold that company's stock because of the likely increase or decrease in its price.
•Margin Accounts and Pledges. Securities held in a margin account or pledged as collateral for a loan may be sold without the owner's consent by the broker if he or she fails to meet a margin call or by the lender in foreclosure if he or she defaults on the loan. Because a margin or foreclosure sale may occur at a time when the owner is aware of material nonpublic information or otherwise is not permitted to trade in Company securities, persons covered by this policy are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan. An exception to this prohibition may be granted where a person covered by this policy wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. If a person covered by this policy wishes to pledge Company securities as collateral for a loan, he or she must submit a request for approval to our General Counsel at least two weeks prior to the proposed execution of documents evidencing the proposed pledge.
Approved Transactions. Certain transactions in Company securities under Company benefit plans are not prohibited by this policy. These are as follows:
•Stock Option Exercises. This policy does not apply to your exercise of an employee stock option. It also does not apply to your election to have the Company withhold shares subject to an option to satisfy tax withholding requirements. This policy does apply, however, to sales of shares received upon exercise of an option, including any broker-assisted cashless exercise of an option, or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option.
•401(k) Plan. This policy does not apply to purchases of Company stock in our 401(k) plan resulting from your periodic contribution of money to the plan through a payroll deduction election. This policy does apply, however, to certain elections you may make under our 401(k) plan, including (a) an initial election to participate in the Company stock fund, (b) an election to increase or decrease the percentage of your periodic contributions that will be allocated to the Company stock fund, (c) an election to make an intra-plan transfer of an existing account balance into or out of the Company stock fund, (d) an election to borrow money against your 401(k) plan account if the loan will result in a liquidation of some or all of your Company stock fund balance, and (e) your election to prepay a plan loan if the prepayment will result in allocation of loan proceeds to the Company stock fund.
• Rule 10b5-1(c) Trading Plans. USCR's Trading Restrictions Policy for Restricted Persons permits 10b5-1 trading under the following conditions: “Before entering into a contract, instruction or plan for trading the Company's securities that might satisfy the requirements of an affirmative defense to insider trading under Rule 10b5-1(c) under the 1934 Act (a “10b5-1 plan”), each member of the Restricted Group must notify the Company's General Counsel, Chief Financial Officer and Stock Plan Administrator. Generally, 10b5-1 plans may not be entered into or modified during a period when the Restricted Group is prohibited from trading.” The trading restrictions in this policy do not apply to trading in Company securities if the trades occur pursuant to a prearranged trading plan that has been precleared by our General Counsel. SEC Rule 10b5-1(c), provides an affirmative defense from insider trading liability for trades that occur pursuant to a prearranged “trading plan” that meets certain specified conditions. You must enter into the trading plan at a time when you were not aware of any material nonpublic information. In addition, the establishment and operation of the trading plan, as well as any modification or termination of the plan prior to its scheduled expiration date, must (a) comply with the requirements of Rule 10b5-1(c) and any Company policies or guidelines concerning such plans, and (b) be precleared by our General Counsel. In preclearing the establishment, operation, modification or termination of a trading plan, neither the Company nor our General Counsel will be responsible for determining whether the plan is in compliance with the provisions of Rule 10b5-1(c). Compliance with Rule 10b5-1(c) is solely your responsibility.
Potential Civil, Criminal and Disciplinary Sanctions. The consequences of violating the securities laws or this policy can be severe. They include the following:
•Civil and Criminal Penalties. If you violate the insider trading or tipping laws, you may be required to

▪	pay civil penalties up to three times the profit made or loss avoided;

▪	pay a criminal penalty of up to $5 million; and/or

▪	serve a jail term of up to 20 years.
In addition, the Company and/or the supervisors of a person who violates these laws may also be subject to civil or criminal penalties if they did not take appropriate steps to prevent illegal trading.
•Company Discipline. If you violate this policy or insider trading or tipping laws, you may be subject to disciplinary action by the Company, up to and including termination for cause. A violation of our Company policy is not necessarily the same as a violation of law and we may determine that specific conduct violates our policy, whether or not the conduct also violates the law. We are not required to await the filing or conclusion of a civil or criminal action against an alleged violator before taking disciplinary action.
•Reporting Of Violations. Any employee who violates this policy or any federal or state laws governing insider trading or tipping, or knows of any such violation by any other employee must report the violation immediately to our General Counsel.
Monitoring. The SEC and NASDAQ employ sophisticated computer-assisted enforcement techniques to monitor securities trading and detect automatically unusual trading patterns or volumes, particularly in advance of significant (positive or negative) announcements. Thus, the odds that unlawful trading will be detected are far greater than is commonly realized.
Priority of Statutory or Regulatory Trading Restrictions. The trading prohibitions and restrictions set forth in this policy will be superseded by any contractual restrictions on the sale of securities or any greater prohibitions or restrictions prescribed by federal or state securities laws and regulations, e.g., short-swing trading by Section 16(b) Persons or restrictions on the sale of securities subject to Rule 144 under the Securities Act. Any employee who is uncertain whether other prohibitions or restrictions apply should ask our General Counsel.
Post-Termination Transactions. This policy continues to apply to transactions in the Company's securities even after termination of service to the Company. If an individual is in possession of material nonpublic information when his or her service terminates, that individual may not trade in Company securities until that information has become public or is no longer material. In addition, any individual whose service to the Company terminates outside a trading window may not trade in Company securities until the opening of the next trading window.
Hedging Transactions
Employees are prohibited from engaging in any hedging or monetization transactions, including collars, prepaid variable forward sale contracts, equity swaps, collars and exchange funds, involving our Company's securities.

It is inappropriate for employees to engage in short-term or speculative transactions in the Company's securities or in other transactions in the Company's securities that may lead to inadvertent violations of the insider trading laws. Employees are also subject to the specific policies and procedures relating to hedging set forth in the Company's policy entitled “Hedging Transactions Policy for U.S. Concrete Stock.” It is your responsibility to comply with the securities laws and this policy. If you have a question about this policy or whether it applies to a particular transaction, please contact our General Counsel.
Additional Trading Restrictions on Directors and Officers
Directors and officers are prohibited from, directly or indirectly, pledging and hedging any of the Company's equity securities. For these purposes, "pledging" includes the intentional creation of any form of pledge, security interest, deposit, lien or other hypothecation, including the holding of shares in a margin account, that entitles a third-party to foreclose against, or otherwise sell, any equity securities, whether with or without notice, consent, default or otherwise, but does not include either the involuntary imposition of liens, such as tax liens or liens arising from legal proceedings, or customary purchase and sale agreements, such as Rule 10b5-1 plans. Also for these purposes, "hedging" includes any instrument or transaction, including put options and forward-sale contracts, through which the board member or officer offsets or reduces exposure to the risk of price fluctuations in a corresponding equity security.

Directors and officers are also subject to the specific policies and procedures relating to hedging set forth in the Company's policy entitled “Hedging Transactions Policy for U.S. Concrete Stock.” If you have a question about this policy or whether it applies to a particular transaction, please contact our General Counsel.
Conflicts of Interest
A conflict of interest occurs when a person's private interests conflict, or appear to conflict, with the interests of the Company. Each employee must avoid any investment, interest or association that interferes with the independent exercise of judgment in the Company's best interest.
A conflict situation can arise when a person takes actions or has interests that make it difficult to perform his or her Company work objectively and effectively. Conflicts of interest may also arise when an employee or a member of an employee's family receives improper personal benefits as a result of that employee's position with the Company. Put more simply, when our loyalty to the Company is affected by actual or potential benefit or influence from an outside source, a conflict of interest exists.

Common Sources of Conflicts. Although it is impossible to prepare a list of all potential conflicts of interest situations, conflicts of interest may generally arise in the following situations:
•Doing Business with Family Members. A conflict of interest may arise if family members work for a client, broker, supplier or other third party with whom we do business. It also may be a conflict if a family member has a significant financial interest in a client, broker or other third party with whom the Company does business or in an actual or potential competitor of the Company. A “significant financial interest” is defined below. Before doing business on the Company's behalf with an organization in which a family member works or has a significant financial interest, an employee must disclose and discuss the situation with our Chief Executive Officer or General Counsel, and any “related-party transaction” must be pre-approved by the Audit Committee in accordance with the Company's “Related Party Transaction Policy.” Employees are also subject to the specific policies and procedures relating to any “related-party transaction” in the Company's policy entitled “Related Party Transaction Policy.” If the only interest you have in a client, broker or other third party with whom we do business is because a family member works there, then you do not need to disclose the relationship or obtain prior approval unless you deal with the client, broker or such other third party.
“Family members” include your:

Spouses	Brothers or sisters
Parents	In-laws
Children	Life partners
•Employment of Relatives. The hiring supervisor is required to review all appropriate job applicants and select the person most qualified to do the job. The selection of a family member or significant other for a position within a department or job location must be revealed and approved by the reviewing manager and the responsible officer prior to extending a job offer.
•Ownership in Other Businesses. The Company's investments can cause a conflict of interest. In general, an employee, a family member or a trust in which the employee is involved should not own, directly or indirectly, a significant financial interest in any company that does business with us or seeks to do business with us. You also should not own a significant financial interest in any of our competitors.
Two tests determine if a “significant financial interest” exists:

•	You or a family member owns more than 1% of the outstanding stock of a business or you or a family member has or shares discretionary authority with respect to the decisions made by that business, or

•	The investment represents more than 5% of your total assets or of your family member's total assets.
If an employee or a family member has a significant financial interest in a company with whom the Company does business or proposes to do business, that interest must be approved by our Chief Executive Officer or General Counsel prior to the transaction
•Gifts. When an employee, an employee's relative, a trust in which the employee is involved or any other person or entity designated by the employee accepts gifts, loans, payments or services of more than a nominal value from an actual or potential competitor, supplier or customer. See “Gifts and Entertainment” section of this Code for further explanation.
•Misuse of Information. When an employee misuses information obtained as a result of employment with the Company, such as for personal profit or as the basis for a “tip” to others.
•Outside Employment. A second job must be strictly separated from your job with us, and must not interfere with your ability to devote the time and effort needed to fulfill your duties to us as our employee. You cannot engage in any outside activity that causes competition with us or provides assistance to our competitors or other parties (such as suppliers) with whom we regularly do business. You should avoid outside activities that embarrass or discredit us. Outside work may never be done on Company time and must not involve the use of our supplies or equipment. Additionally, you should not attempt to sell services or products from your second job to us.
•Service on Boards. Serving as a director of another corporation may create a conflict of interest. Being a director or serving on a standing committee of some organizations, including government agencies, also may create a conflict.
•Business Opportunities. Business opportunities relating to the kinds of products and services we usually sell or the activities we typically pursue that arise during the course of your employment or through the use of our property or information belong to us. Similarly, other business opportunities that fit into our strategic plans or satisfy our commercial objectives that arise under similar conditions also belong to us. You may not direct these kinds of business opportunities to our competitors, to other third parties or to other businesses that you own or are affiliated with.
Prompt and full disclosure is always the correct first step towards solving any potential conflict of interest problem. If a person perceives even the potential for a conflict of interest, the personal interests or other circumstances that might constitute such a conflict of interest are to be reported promptly to our Chief Executive Officer or General Counsel and that person must excuse himself or herself from participating in decisions or negotiations involving the possible conflict. Our Chief Executive Officer or General Counsel will arrange for resolution that respects the person's private life and protects the Company's own interests in an effective manner when an employee confronts a possible conflict of interest. Any activity that is approved, despite the actual or apparent conflict, must be documented. A potential conflict of interest involving a related-person transaction must be submitted to and pre-approved by the Audit Committee. Employees are also subject to the specific policies and procedures relating to any “related-party transaction” in the Company's policy entitled “Related Party Transaction Policy.”
Gifts and Entertainment
The exchange of gifts and entertainment is a common practice in business and can help the Company build better relationships with customers, vendors and others. However, giving or accepting valuable gifts or entertainment might be construed as an improper attempt to influence the relationship. It is permissible to provide and receive gifts of nominal value and reasonable business entertainment (including traditional promotional events), in each case so long as what is provided or received is consistent with customary business practice, cannot be construed as a bribe or payoff and is not in violation of applicable law. Gifts and entertainment should support the legitimate business interests of the Company and should be appropriate under the circumstances.

You should never encourage or solicit gifts, meals, hospitality or entertainment from anyone with whom the Company does business or from anyone who desires to do business with the Company. A gift or favor should not be accepted or given if it might create a sense of obligation, compromise your professional judgment, could influence or be perceived to influence business decisions or would embarrass the Company or the people involved if publicly disclosed. Misunderstandings can usually be avoided by conduct that makes clear that the Company conducts business on an ethical basis and will not seek or grant special considerations.
Gifts, entertainment, hospitality and the like can amount to bribes depending on the specific facts and circumstances involved. Also, special rules apply when dealing with government employees and officials. Therefore, the prohibitions described in the section of this Code entitled “Responsibility to Government and the Law-Anticorruption Laws” applies to gifts, entertainment and provisions of hospitality.
If you are not sure whether a specific gift, entertainment or hospitality is permissible, or if the proposed recipient is a public official, before doing anything contact our General Counsel.
Corporate Opportunities
Employees owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises. Therefore, employees are prohibited from taking for themselves personally opportunities that properly belong to the Company or from using Company property for personal gain.
Responsibility to Others
Customers
Each employee has important responsibilities to the Company's customers. While some employees are closer to customers than others, every employee should think in terms of how the Company's customers feel about how it conducts business, and you should act accordingly. Customers depend on you to be true to your word. Nothing undermines the Company's reputation faster than misrepresenting itself. Simply put, those who do business with the Company deserve honest, accurate and clear communication. They also deserve and need to know that the Company keeps its promises. Equally, customers and suppliers need to be aware of the Company's standards and expectations regarding ethics and business integrity, and should be encouraged to help uphold them.
Communities
The Company is privileged to do business in many communities around the country, and must act responsibly in those communities. This means conducting operations with professional care.

Fair Dealing
The Company is committed to dealing fairly with its customers, suppliers, competitors and employees. No employee may take unfair advantage of anyone through manipulation, concealment, abuse of confidential information, misrepresentation of material facts, fraud or other unfair dealing practice. The Company will compete for business aggressively and honestly. You must not make false or misleading claims about the Company's products or services, nor should you do so about the products and services of the Company's competitors.
The Company believes in doing business with those who embrace and demonstrate high standards of business conduct. The Company will not look favorably on customers or suppliers that have a history of violating the law, including environmental, employment or safety laws. Those that knowingly seek to have Company employees violate this Code will be subject to appropriate sanctions, including the possible cancellation of all current and future business.
Purchasing Practices
The Company's policy is to purchase all goods and services on the basis of price, quality, availability, terms and service, and in accordance with management's authorization. All purchasing decisions will be based on the value realized by the Company and in alignment with its business standards and goals. Agreements should be written and set forth expectations for all parties.
Responsibility to Government and the Law
Compliance with Applicable Laws and Regulations
While the Company is involved in highly competitive business activities and hence must compete vigorously for market share and the maximization of profits, the Company must also do so in compliance with all laws and regulations applicable to its activities. No employee may at any time take any action on behalf of the Company that he or she knows, or has reason to suspect, violates any applicable law or regulation. Although this Code and other Company policies and procedures may not address a specific law, regulation or compliance situation, ignorance is not an acceptable excuse for non-compliance. The Company's strict compliance policy extends, therefore, not just to those areas set forth below and elsewhere in this Code, but also to all other applicable laws and regulations. It is your responsibility to know and follow the law and conduct yourself in an ethical manner. It is also your responsibility to report any violations of the law or this Code. You may report such violations by following the compliance procedures contained in the section of this Code entitled “Obtaining Help and Reporting Illegal or Unethical Behavior.” If you have any hesitation or question about the legality of a situation, you must contact our General Counsel immediately for further guidance.
Antitrust and Fair Competition
Antitrust laws are designed to ensure a fair and competitive marketplace by prohibiting various types of anticompetitive behavior. It is the Company's policy and the responsibility of each employee to comply with the federal and state antitrust laws. Employees must avoid price fixing, customer and market allocations, bid rigging and other arrangements with competitors that are unlawful per se, and they may never exchange sensitive business information with competitors. Unless the information is publicly available, employees should avoid discussing the following subjects with any competitor: prices, terms or conditions of sale; credit terms, discounts, profits, profit margins or costs; shares of the market; distribution practices; bids on contracts or jobs; sales territories; selections, rejections or terminations of customers; or any other matters where an agreement with a competitor would be inconsistent with the complete freedom of action of the Company in the conduct of its business. Representatives of the Company must never engage in competitive conduct that cannot be justified by sound business considerations wholly apart from its effect on any injured competitor. If you are unsure whether a contemplated action might violate any of the antitrust laws, you must review it with our General Counsel prior to implementation.
Environment
All aspects of the Company's operations are subject to comprehensive federal, state and local environmental regulation. It is the Company's policy to comply fully with the lawful terms and conditions of all permits and authorizations, and with the provisions of all applicable environmental laws and regulations. It is the responsibility of local management of each facility to maintain all required environmental permits and authorizations applicable to the operations under their control, to understand the terms and conditions of all such permits and authorizations, as well as applicable environmental laws and regulations, and to ensure good faith efforts to attain and maintain compliance therewith.
Tax Laws
It is the policy of the Company to obey local, state and federal tax laws. No employee should on behalf of the Company enter into any transaction that the employee knows or has reason to suspect would violate such laws.
Anti-Corruption Laws and Bribery
No employee may make any bribe, kickback or other improper payment on his or her own behalf or on behalf of the Company in connection with any of its business.
Conducting business with governments is not the same as conducting business with private parties. What may be considered an acceptable practice in the private business sector may be improper or illegal when dealing with government officials. Improper or illegal payments to government officials are prohibited. “Government officials” includes employees of any government anywhere in the world, even low-ranking employees or employees of government-controlled entities, as well as political parties and candidates for political office. If you deal with such persons or entities, you should consult with our Chief Financial Officer or General Counsel to be sure that you understand these laws before providing anything of value to a government official.
If you are involved in transactions with foreign government officials, you must comply not only with the laws of the country with which you are involved but also with the U.S. Foreign Corrupt Practices Act. This act makes it illegal to pay, or promise to pay money or anything of value to any

non-U.S. government official for the purpose of directly or indirectly obtaining or retaining business. This ban on illegal payments and bribes also applies to agents or intermediaries who use funds for purposes prohibited by the statute.
In some countries it is permissible to pay government employees for performing certain required duties. These facilitating payments, as they are known, are small sums paid to facilitate or expedite routine, non-discretionary government actions, such as obtaining phone service or an ordinary license. In contrast, a bribe, which is never permissible, is giving or offering to give anything of value to a government official to influence a discretionary decision. Understanding the difference between a bribe and a facilitating payment is very important. You must have approval from our General Counsel before making any payment or gift to a foreign government official.
This covers not only cash payments, but also provisions of anything else of value. See the section of this Code entitled “Gifts and Entertainment.”
Economic Sanctions and Boycotts
The United States, European Union member states and many other jurisdictions implement economic sanctions measures against foreign countries, individuals and entities for a variety of foreign policy and national security objectives. Some of these sanctions measures are comprehensive banning all trade with a country. Other sanctions programs are selective, prohibiting some, but not all activity with a particular country, such as import/export bans, restrictions on financial transactions, asset blocks, and sector-specific trade restrictions. Finally, some sanctions programs target persons or entities who have been designated as “fronts” for embargoed countries or who are believed to be engaged in activities of security or foreign policy concern, including terrorism, narcotics trafficking, weapons proliferation and destabilization activities.
Many countries and jurisdictions have also enacted countermeasures to block the application of unsanctioned foreign boycotts within their own jurisdictions or by their nationals. These measures generally prohibit nationals from refusing to do business with another country in furtherance of an unsanctioned foreign extraterritorial boycott program and may impose reporting requirements on certain demands and activities relating to the attempts to implement unsanctioned foreign extraterritorial boycotts.
All employees are expected to follow internal procedures applicable to economic sanctions and boycott-related matters.
Anti-Money Laundering and Terrorist Financing
Money laundering is the process by which criminal funds are moved through the financial system in order to hide all traces of their criminal origins such that the funds appear legitimate. Terrorist financing refers to the destination and use of funds that may come from legitimate or criminal sources, or a combination of the two. Laws in the United States and other jurisdictions criminalize money laundering and certain failures to report and detect financial crimes. In general, U.S. law and the laws of other jurisdictions prohibit knowing participation in any transaction involving the proceeds of illegal activity. All employees must fully comply with all applicable anti-

money laundering and anti-terrorism laws.
Employees should be vigilant and exercise good judgment when dealing with unusual customer transactions. Alert your supervisor or our General Counsel to any situation that seems to you to be inappropriate or suspicious. Do not alert the customer to your suspicions, but ask whatever questions are necessary to understand the customer's identity, source of funds and reasons for the transaction. Do not discuss your suspicions with third parties unless directed to do so by your supervisor after consultation with our General Counsel. If you have questions or concerns, contact your supervisor or our General Counsel.
Political and Charitable Activities
Political activities must be conducted on your own time and using your own resources. Political contributions by corporations in federal elections, whether by direct or indirect use of corporate funds or resources, are unlawful. While the limitations on political contributions by corporations in state elections vary from state to state, it is the Company's policy not to make any political contributions in such elections except with the prior approval of our Chief Executive Officer. While individual participation in the political process and in campaign contributions is proper and is encouraged by the Company, an employee's participation and involvement must be at their own time and expense unless state law requires otherwise. Similarly, an employee's contribution must not be made, or even appear to be made, with the Company's funds, or be reimbursed from the Company's funds, nor should the selection of a candidate or of a party be, or seem to be, coerced by the Company. Company employees are prohibited from using their positions to induce, coerce or in any way influence any person (including subordinates) to contribute time or money to any political party, to the campaign of any candidate for office or to any charitable activity.
We realize how important it is to contribute to the communities in which we operate. We support many initiatives and programs that benefit our communities and encourage you to be charitable and volunteer your time to worthwhile endeavors. However, you should not engage in any charitable activities as a representative of the Company unless previously approved by our General Counsel.

Equal Employment Opportunity and Anti-Harassment
We are committed to providing equal employment opportunities for all our employees and will not tolerate any speech or conduct that is intended to, or has the effect of, discriminating against or harassing any qualified applicant or employee because of his or her race, color, religion, sex (including pregnancy, childbirth or related medical conditions), national origin, age, physical or mental disability, veteran status or any characteristic protected by law. We will not tolerate discrimination or harassment by anyone - managers, supervisors, co-workers, vendors or our customers. This policy extends to every phase of the employment process, including: recruiting, hiring, training, promotion, compensation, benefits, transfers, discipline and termination, layoffs, recalls, and Company-sponsored educational, social and recreational programs, as applicable. If you observe conduct that you believe is discriminatory or harassing, or if you feel you have been the victim of discrimination or harassment, you should notify the Vice President of Human Resources or our General Counsel immediately.

Not only do we forbid unlawful discrimination, we take affirmative action to ensure that applicants are employed, and employees are treated during employment, without regard to their race, color, religion, sex (including pregnancy, childbirth or related medical conditions), national origin, age, physical or mental disability, veteran status or any characteristic protected by law.
The Human Resources Department has been assigned specific responsibilities for implementing and monitoring affirmative action and other equal opportunity programs. One of the tenants of this Code, however, is that all employees are accountable for promoting equal opportunity practices within the Company. We must do this not just because it is the law, but because it is the right thing to do.
We will not retaliate against any employee for filing a good faith complaint under our anti-discrimination and anti-harassment policies or for cooperating in an investigation and will not tolerate or permit retaliation by management, employees or co-workers. To the fullest extent possible, the Company will keep complaints and the terms of their resolution confidential. If an investigation confirms harassment or discrimination has occurred, the Company will take corrective action against the offending individual, including such discipline up to and including immediate termination of employment, as appropriate.

Health, Safety and the Environment
The Company is committed to providing safe and healthy working conditions by following all occupational health and safety laws governing our activities.
We believe that management and each and every employee have a shared responsibility in the promotion of health and safety in the workplace. You should follow all safety laws and regulations, as well as Company safety policies and procedures. You should immediately report any accident, injury or unsafe equipment, practices or conditions.
You also have an obligation to carry out Company activities in ways that preserve and promote a clean, safe, and healthy environment. You must strictly comply with the letter and spirit of applicable environmental laws and the public policies they represent.
The consequences of failing to adhere to environmental laws and policies can be serious. The Company, as well as individuals, may be liable not only for the costs of cleaning up pollution, but also for significant civil and criminal penalties. You should make every effort to prevent violations from occurring and report any violations to your immediate supervisor or our General Counsel.
Obtaining Help and Reporting Illegal or Unethical Behavior
Questions
If you have questions about this Code or other Company policies, procedures or practices not specifically covered by this Code, you should talk to your immediate supervisor. If for any reason you are uncomfortable speaking with your immediate supervisor, please talk to another member of management. Don't put it off. Time may be of the essence in avoiding a bigger problem.

You can also seek advice and counsel from the General Counsel or other members of senior management of the Company. In addition, you can use the confidential and anonymous Compliance Hotline referred to below.
Reporting Illegal or Unethical Behavior
You should promptly report all actual or potential violations of this Code or other illegal or unethical behavior you observe related to the Company's business (1) to your supervisor, (2) to our General Counsel or Manager of Internal Audit (each c/o U.S. Concrete, Inc., 331 N. Main Street, Euless, Texas 76039), (3) by telephone to the toll free Compliance Hotline number referred to below or (4) via email at compliance@us-concrete.com.
The Company encourages employees to work with their supervisors and other appropriate personnel when in doubt about the best course of action in a particular situation, and in reporting actual or potential illegal or unethical behavior. However, the Company recognizes that circumstances may arise in which employees would not feel comfortable bringing such concerns to the attention of their supervisors. Accordingly, you have the alternative means listed above for reporting your concerns. Reporting through the Compliance Hotline, which is explained in detail in the “Compliance Hotline” section of this Code, can be anonymous and is confidential.
Any employee who in good faith reports what he or she believes to be an actual or potential violation of this Code or other illegal or unethical behavior will not be subject to reprisal or retaliation as a result of making such a report. Even where reports are not made on an anonymous or confidential basis, the Company will endeavor to protect the confidentiality of the person making a report to the extent possible, consistent with law and Company policy and the requirements necessary to conduct an effective investigation. Allegations will be investigated by proper personnel and appropriate action taken. In order to facilitate implementation of this Code, employees have a duty to cooperate fully with the investigation process and to maintain the confidentiality of investigative information unless specifically authorized to disclose such information.
Compliance Hotline
The Compliance Hotline is available for confidential and anonymous advice or reporting on actual or potential violations of this Code or other illegal or unethical behavior. The Compliance Hotline is a toll-free phone number that is available 24 hours a day, 365 days a year to speak anonymously with a hotline specialist. The hotline is administered by a third party who helps protect the person reporting actual or potential violations of this Code or other unethical or illegal behavior. A written report of the call will be provided to the appropriate Company officials for follow-up and resolution, as well as to the Chair of the Audit Committee of the Board of Directors.
If you call anonymously, you will be provided an identification number to use for call back. This will allow you to receive feedback and an update on your reported question or issue while maintaining anonymity and confidentiality.

Compliance Hotline
800-826-6762
Report confidentially and anonymously 24 hours a day
Supervisory Personnel
Supervisors have key roles in the administration of this Code and are expected to demonstrate their personal commitment to the Company's standards of conduct and to manage their employees accordingly. Supervisors must immediately report to our General Counsel or Director of Internal Audit any concerns reported by their employees to them regarding actual or potential violations of this Code or other illegal or unethical behavior.
Consequences of Violations

Employees will be held accountable for adherence to this Code. Failure to comply with any responsibilities established by this Code may result in disciplinary action and may also require restitution or reimbursement from the employee and referral of the matter to government authorities. Discipline may also be imposed for conduct that is considered unethical or improper even if the conduct is not specifically covered by this Code. The Company strives to impose discipline for each Code violation that fits the nature and particular facts of the violation. Discipline will vary depending on the circumstances and may include, alone or in combination, a letter of reprimand, demotion, suspension or even termination. Violations of this Code are not the only basis for disciplinary action. The Company has additional policies and procedures governing conduct.
As with all matters involving investigations of violations and discipline, principles of fairness and dignity will be applied. Any person charged with a violation of this Code will be given an opportunity to explain his or her actions before disciplinary action is taken.
Other Matters
Waivers for Officers and Directors
A waiver of any provision of this Code for the Company's officers and directors must be approved by the Board of Directors and promptly will be disclosed as required by applicable law or regulation.
Periodic Review and Supplements
Change in laws and regulations that apply to the Company may require changes to this Code from time to time. Accordingly, the Company may adopt supplements and revisions to this Code from time to time without advance notice. These changes will become effective when they are adopted by the Board of Directors, and copies of them will be circulated as promptly as practicable to all recipients of this Code. Because all recipients must observe all requirements of applicable laws and regulations, failure to receive or review a copy of any supplement or revision will not be an acceptable excuse for a failure to comply with any applicable law or regulation.

The policies set forth in this Code supersede and replace any and all prior versions thereof.

104035231 v6
Personal Commitment, Acknowledgement and Disclosure Form

Business Relationship Disclosure

Do you or any member of your family have a business relationship with the Company either as a potential competitor, supplier or customer?

Yes ___ / No ___

If Yes, please describe the relationship. For example: My brother owns XYZ Construction company which purchases concrete from the Company; I own a XYZ, a trucking company which hauls aggregate for the Company; My husband is a painting contractor who has performed work for the Company, etc.

Personal Commitment and Acknowledgement

I acknowledge that I have received and read the Company's Code of Ethics and Business Conduct (the “Code”) and understand my obligations to comply with the Code. I understand that my agreement to comply with the Code does not constitute a contract of employment.

__________________________________________.
Signature
__________________________________________.
Printed Name
__________________________________________.
Position

__________________________________________.
Department or Operating Unit
__________________________________________.
Location
__________________________________________.
Date

This signed and completed form must be returned to your supervisor within 30 days of receiving the Code.

Letter from the President
Dear Colleague,
U.S. Concrete, Inc., along with its operating units, endeavors to conduct business in accordance with high standards of fair, ethical and moral business conduct. A reputation of integrity is one of the most important assets of any individual or company and is a key to achieving U.S. Concrete’s core mission. It is imperative, therefore, that high standards of conduct be observed in all contacts made by U.S. Concrete’s personnel with suppliers, customers, governmental officials, fellow employees, neighbors, shareholders and the general public.
This Code of Ethics and Business Conduct (this “Code”) is critically important, and it applies to all of us. However, this Code will not resolve or answer every question that you have. When it does not, let your good judgment be guided by the principle of always doing the right things for the right reasons. And do not hesitate to discuss concerns or issues with your supervisor or through appropriate channels as set forth in this Code.
Please read this Code carefully and sign and return the Personal Commitment and Acknowledgement form attached. I am confident that each of us will comply with this Code and that U.S. Concrete’s valued reputation for high standards of business integrity will be maintained.
William J. Sandbrook
President and Chief Executive Officer
U.S. Concrete, Inc.

Commitment to Compliance
This Code of Ethics and Business Conduct (this “Code”) applies to all directors, officers and employees of U.S. Concrete, Inc. and its operating units (the “Company”) (who unless otherwise specified, will be referred to jointly as “employees”). The purpose of this Code is to set forth U.S. Concrete’s commitment to high moral and ethical standards of business conduct. Each employee is expected to know and follow the principles set forth in this Code to help ensure the business of U.S. Concrete is conducted with integrity and in compliance with the law. Several provisions in this Code refer to more detailed policies that either (1) concern more complex Company policies or legal provisions or (2) apply to select groups of individuals within the Company. If these detailed policies are applicable to you, it is important that you read, understand, and be able to comply with them. If you have questions as to whether any detailed policies apply to you, contact your immediate supervisor or our General Counsel.
This Code has been prepared so that employees may always have available a clear statement of the Company’s general policies and principles concerning business conduct and ethics. However, no code or set of values can address every ethical choice faced in business, and no oversight group can ensure complete compliance. Therefore, you must use good common sense and judgment in your personal conduct. When you are uncertain about any situation, are confused as to what actions you should take in a given situation, or wish to report a violation of the law or this Code, you must ask for guidance and you must do so in a timely manner. This Code provides you with several options for seeking guidance, which are explained in the “Obtaining Help and Violations Reporting” section of this Code. The thrust of our procedures is when in doubt, ask.
Corporate Governance and Internal Controls
The Company believes that effective corporate governance begins with a strong Board of Directors and a management team committed to living up to high standards of ethical behavior. These principles set the tone and create the environment to help assure that management and all employees of the Company do the right things for the right reasons. In addition, the Company must maintain an effective system of internal controls. We have developed a system of internal controls and reporting mechanisms designed to protect the assets and operations of the Company and to provide management and the Board with accurate, honest and timely information. Employees are required to live up to the letter and spirit of our system of internal controls, and to cooperate fully with any audit or investigation.
Code of Ethics for our Chief Executive and Senior Financial Officers
Our Chief Executive Officer, Chief Financial Officer, Corporate Controller and other key financial employees of the Company hold an important and elevated role in corporate governance of the organization. In this regard, and in accordance with the Sarbanes Oxley Act of 2002, these individuals are bound by a separate Code of Ethics for Chief Executive and Senior Financial Officers, as well as by these standards. The Code of Ethics for Chief Executive and Senior Financial Officers can be viewed on the Company’s website at www.us-concrete.com.
After reading this Code, you should:

•	Have a thorough knowledge of this Code’s terms and provisions.

•	Be able to recognize situations that present legal or ethical dilemmas.

•	Be able to deal effectively with questionable situations in conformity with this Code.
In order to be able to accomplish these goals, we recommend that you take the following steps:

•	Read this Code thoroughly.

•	If there are references to more detailed policies that are not contained in this Code, obtain and read those policies if they apply to you.

•	Think about how the provisions of this Code apply to your job, and consider how you might handle situations to avoid illegal, improper, or unethical actions.

•	If you have questions, ask your immediate supervisor or our General Counsel.
When you are faced with a situation and you are not clear as to what action you should take, ask yourself the following questions:

•	Is the action legal?

•	Does the action comply with this Code?

•	How will your decision affect others, including our customers, stockholders, employees and the community?

•	How will your decision look to others? If your action is legal but can result in the appearance of wrongdoing, consider taking alternative steps.

•	How would you feel if your decision were made public? Could the decision be honestly explained and defended?

•	Have you contacted your immediate supervisor or our General Counsel regarding the action?

To reiterate, when in doubt, ask.
Responsibility to the Company and its Stockholders
Protecting Company Assets
The Company’s assets are meant for Company, not personal, use. Company assets include your time at work and work product, as well as the Company’s equipment and vehicles, computers and software, company information, trademarks and names. You must protect the Company’s assets from loss, damage, misuse, theft and waste and ensure their efficient use. If you become aware of theft, waste or misuse of our assets or funds or have any questions about your proper use of them, you should promptly report that concern as set forth in the “Obtaining Help and Reporting Illegal or Unethical Behavior” section of this Code. You must have permission from your supervisor before you use any Company asset outside of your job responsibilities.
Business and Financial Records
It is the policy of the Company to maintain books, records and accounts that, in reasonable detail, accurately and fairly reflect the authorized transactions of the Company. To that end, no undisclosed or unrecorded fund or asset shall be established for any purpose. No false or artificial entries shall be made in the books and records of the Company for any reason, and no employee shall engage in any arrangement that results in any such entry. The policy of accurate and fair recording also applies to an employee’s maintenance of time reports, expense accounts and other personal Company records. In addition, all sales reports, production records, sales orders and similar business records must be valid, accurate and complete.
Integrity in every aspect of the way the Company is managed is a key element in the Company’s corporate culture. No employee may compromise the integrity of the Company’s records, even if such action is based upon a sincere belief that such action might actually help the Company improve its financial performance. Falsifying records or keeping unrecorded funds and assets is a severe offense and may result in prosecution or loss of employment. If you have a concern regarding the Company’s accounting, internal accounting controls or auditing matters, you should promptly report that concern as set forth in the “Obtaining Help and Reporting Illegal or Unethical Behavior” section of this Code.
The Company’s Records Management Policy establishes what records will be maintained and the length of time such records shall be maintained. You must not destroy or alter any documents or records (including informal data such as e-mail, expense reports and internal memos) in response to any investigation, suspected investigation or lawful request.
Full, Fair and Accurate Disclosure

Information derived from our records is provided to our stockholders and investors as well as government agencies. Thus, our accounting records must conform not only to our internal control and disclosure procedures but also to generally accepted accounting principles and other laws and regulations, such as those of the Internal Revenue Service and the Securities and Exchange Commission (the “SEC”). It is the Company’s policy that the information in its reports and documents it files with, or submits to, the SEC and in other public communications made by the Company, be full, fair, accurate, timely and understandable.
Confidential and Proprietary Information
The Company’s success is largely dependent upon the strict adherence by employees to the Company’s policy regarding confidential and proprietary information. Confidential or proprietary information includes all non-public information about the Company and its operations that might be of use to competitors or harmful to the Company. It may include, for example, the Company’s proprietary technical information, strategic business plans (including proposed acquisitions or divestitures), customers, suppliers, financial information, capitalization or contracts.
You must maintain the confidentiality of this information, except where disclosure is authorized or legally mandated. Proprietary information should be marked accordingly and kept secure. Employees must not, without proper authority, give or release to anyone not employed by the Company or to another employee who has no need for the information, data or information of a confidential or proprietary nature concerning the Company. When an appropriately authorized employee provides confidential or proprietary information to a third party, the employee must ensure that confidentiality terms are included in a confidentiality agreement between the Company and that third party. If you have questions about the confidentiality of information or the need for a confidentiality agreement, seek advice from our General Counsel.
Protecting the confidential and personal information of our employees and our customers is also of great importance. Anyone who handles such information should take great care in doing so. Additionally, you should never try to persuade others to violate the confidentiality of other companies. Your responsibility to preserve confidential information continues even after your employment with the Company ends. Any employee who suspects that the Company’s confidential or proprietary information is being disclosed must immediately report this suspicion. See the “Obtaining Help and Reporting Illegal or Unethical Behavior” section of this Code for further guidance.
Public Communications
The Company has specific policies regarding who can communicate information to the press and the financial analyst community. All inquiries or calls from the press should be referred to our

Chief Financial Officer. If you receive any calls from financial analysts, the financial press or others in the financial community, you should refer the inquiries to our Chief Financial Officer. Unless you are expressly authorized otherwise by our Chief Financial Officer or Chief Executive Officer, these designees are the only individuals who may communicate with the press and the financial analyst community.
We must all be sensitive to the impact of comments made over the Internet through social media platforms and other public forums such as chat rooms and bulletin boards. Additionally, you should not make any public comments, including on the Internet, electronic bulletin boards, social networking sites, or otherwise, regarding the Company, including comments about our products, stock performance, operational strategies, financial results, customers or competitors, even in response to a false statement or question. Under no circumstances will comments of a critical or defamatory nature regarding the Company, its employees, customers or vendors be posted on the Internet or social media platforms or made in an otherwise public manner. This applies whether you are at work or away from the office. The Company owns all e-mail messages that are sent from or received through the Company’s systems. We may monitor your messages and may be required to disclose them in the case of litigation or governmental inquiry.

Insider Trading
Buying or selling securities while possessing material nonpublic information or disclosing such information to others who may trade on the basis of that information is prohibited by federal and state laws. Material nonpublic information about the Company does not belong to the employees who handle it or otherwise learn it. This information is as much an asset of the Company as any truck, plant or other item of equipment. For any person to use such information for personal benefit or to disclose it to others outside the Company violates the Company’s interests. More particularly, to use that information in connection with trading the Company’s stock is a fraud not only against the Company, but also against members of the investing public, who suffer by trading in the same market as the insider without benefit of the confidential information.
Several rigidly enforced, complex laws and regulations are intended to prevent misuse of corporate information by regulating the manner in which securities may be bought and sold. Particularly important are the “antifraud” rules of the securities laws, which are designed to protect primarily the investing public. It is your responsibility to comply with the securities laws and this policy.
In addition to this policy, our directors, officers and certain other designated persons who have access to material nonpublic information about us are subject to a supplemental policy, the “Stock Trading Restrictions Policy,” which imposes additional restrictions on their trading in

Company securities. Officers (including operating division officers) and directors are also subject to the additional specific policies and procedures relating to purchase, ownership and sale of the Company’s securities set forth in the Company’s memorandum, “Compliance with Federal Securities Laws--A Guide for the Company’s Directors and Officers.”
Inside Information. Under the antifraud rules, anyone who is aware of material information that has not been disclosed to the public is an insider. This includes not only knowledgeable employees but also persons outside the Company (such as their family members, anyone who lives with or is subject to their influence or control, as well as their friends, brokers, professional advisors, consultants and others) who may have acquired the information directly or indirectly through tips. You are responsible for making sure that these other persons and entities comply with this policy. Insiders are prohibited from trading in or recommending purchases or sales of the Company’s securities or passing the material inside information to others who trade in the Company’s securities while that information remains undisclosed to the general public. The inside information is “material” if it is important enough to affect a reasonable investor’s decision to buy, sell or hold the Company’s securities or if the disclosure of the information would be expected to significantly alter the total mix of the information in the marketplace about us.
Examples of inside information that might be material include the following:

•	earnings and earnings estimates

•	changes in previously announced earnings estimates

•	variations in earnings from projected or expected results

•	significant expansion or curtailment of operations or change in our strategic plans

•	significant increase or decline in business, including gain or loss of a material contract or customer

•	significant merger or acquisition discussions

•	significant asset write-ups or write-downs

•	unusual borrowings

•	securities offerings

•	major litigation

•	disposition of significant assets or a significant subsidiary

•	liquidity problems

•	availability of credit, or lack of such availability

•	extraordinary managerial developments or personnel changes

•	a declaration of a stock split, a public or private securities offering by us or a change in our dividend policies or amounts

•	changes in auditors or the auditors’ notification that the Company may no longer rely on the auditors’ report

•	significant actions by regulators
Other types of information may be material at any particular time, depending on all of the circumstances. In general, any information that affects the trading price of the Company’s securities is probably inside information. If there is any doubt about the materiality of information, the presumption is that it is material.
When Information is Public. The insider can buy or sell or recommend that others buy or sell the Company’s securities only after material information has been effectively disclosed in a manner sufficient to ensure its availability to the investing public for at least two full trading days. For example, if we issued a press release on a Tuesday, the first day that trading could occur would be on Friday.
The Company has rigidly defined channels through which data proposed for public release must flow. You are prohibited from disclosing to anyone inside or outside the Company any material nonpublic information obtained at or through the Company, except when such disclosure is part of your regular duties and is needed to enable the Company to carry out its business properly and effectively. No one may ever disclose inside information that could be material without first consulting our Chief Financial Officer or General Counsel.
All inquiries from outsiders regarding material nonpublic information about the Company should be forwarded to our Chief Financial Officer or General Counsel. Accordingly, when an inquiry is made by an outsider, the following response will generally be appropriate: “As to these types of matters, the Company’s spokesperson is our Chief Financial Officer. If there is any comment, he would be the one to contact.”
Tipping. Information that could affect the price of the Company’s securities, and sensitive information about other companies, including customers, suppliers or potential parties to contracts, must not be passed on to other persons or companies, including relatives, friends and business associates. When “tipping” occurs, both the “tipper” (the person who shares the material inside information) and the “tippee” (the person who receives the information) may be liable under federal and state securities laws, and this liability may extend to all those to whom the tippee gives information. A tipper may be liable whether or not the tipper derives any benefit from the tippee’s actions.
Guidelines. The following guidelines are established to help employees comply with the federal and state securities laws relating to insider trading:
•    Nondisclosure. Employees must not disclose material inside information to anyone, except to persons within the Company or its professional advisors whose positions require them to know it, until it has been publicly released by the Company. Only our Chief Executive Officer and Chief Financial Officer are entitled to talk with securities industry professionals and stockholders about Company business. In addition, employees may not post messages about the Company on any Internet chat room, social media platform, message board or website.
•    Trading in the Company’s Securities. Employees may not place or advise anyone else to place a buy or sell order in the Company’s securities when they know material information about the Company that has not been disclosed to the public. This prohibition includes not only orders for purchases and sales of stock and convertible securities, but also hedges, collars, straddles or similar transactions involving stocks, bonds, debentures, options, puts, calls and other securities (such as preferred stock, convertible debentures and warrants, exchange-traded options and other derivative securities), as well as trades made pursuant to any investment direction under employee benefit plans and trades in the open market. This policy also applies to the exercise of options with an immediate same-day sale of some or all of the shares through a broker. No such transactions may occur until the information has been publicly released for two full trading days.
•    Trading in Other Securities. The prohibition against trading while in possession of material nonpublic information extends not only to the Company’s securities but also to securities of any other organization with which the Company does business if an employee gains that information at work or through his or her relationship with the Company. Therefore, employees of the Company may not place or advise anyone else to place a purchase or sale order in the securities of another company, the value of which is likely to be affected by past or proposed actions of the Company of which they are aware and that have not been publicly disclosed. For example, it would violate the antifraud rules if a person learned through Company sources of an action — impending or completed — about another company and then bought or sold that company’s stock because of the likely increase or decrease in its price.
•    Margin Accounts and Pledges. Securities held in a margin account or pledged as collateral for a loan may be sold without the owner’s consent by the broker if he or she fails to meet a margin call or by the lender in foreclosure if he or she defaults on the loan. Because a margin or foreclosure sale may occur at a time when the owner is aware of material nonpublic information or otherwise is not permitted to trade in Company securities, persons covered by this policy are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan. An exception to this prohibition may be granted where a person covered by this policy wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. If a person covered by this policy wishes to pledge Company securities as collateral for a loan, he or she must submit a request for approval to our General Counsel at least two weeks prior to the proposed execution of documents evidencing the proposed pledge.
Approved Transactions. Certain transactions in Company securities under Company benefit plans are not prohibited by this policy. These are as follows:
•    Stock Option Exercises. This policy does not apply to your exercise of an employee stock option. It also does not apply to your election to have the Company withhold shares subject to an option to satisfy tax withholding requirements. This policy does apply, however, to sales of shares received upon exercise of an option, including any broker-assisted cashless exercise of an option, or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option.
•    401(k) Plan. This policy does not apply to purchases of Company stock in our 401(k) plan resulting from your periodic contribution of money to the plan through a payroll deduction election. This policy does apply, however, to certain elections you may make under our 401(k) plan, including (a) an initial election to participate in the Company stock fund, (b) an election to increase or decrease the percentage of your periodic contributions that will be allocated to the Company stock fund, (c) an election to make an intra-plan transfer of an existing account balance into or out of the Company stock fund, (d) an election to borrow money against your 401(k) plan account if the loan will result in a liquidation of some or all of your Company stock fund balance, and (e) your election to prepay a plan loan if the prepayment will result in allocation of loan proceeds to the Company stock fund.
•     Rule 10b5-1(c) Trading Plans. The trading restrictions in this policy do not apply to trading in Company securities if the trades occur pursuant to a prearranged trading plan that has been precleared by our General Counsel. SEC Rule 10b5-1(c), provides an affirmative defense from insider trading liability for trades that occur pursuant to a prearranged “trading plan” that meets certain specified conditions. You must enter into the trading plan at a time when you were not aware of any material nonpublic information. In addition, the establishment and operation of the trading plan, as well as any modification or termination of the plan prior to its scheduled expiration date, must (a) comply with the requirements of Rule 10b5-1(c) and any Company policies or guidelines concerning such plans, and (b) be precleared by our General Counsel. In preclearing the establishment, operation, modification or termination of a trading plan, neither the Company nor our General Counsel will be responsible for determining whether the plan is in compliance with the provisions of Rule 10b5-1(c). Compliance with Rule 10b5-1(c) is solely your responsibility.
Potential Civil, Criminal and Disciplinary Sanctions. The consequences of violating the securities laws or this policy can be severe. They include the following:
•    Civil and Criminal Penalties. If you violate the insider trading or tipping laws, you may be required to

▪	pay civil penalties up to three times the profit made or loss avoided;

▪	pay a criminal penalty of up to $5 million; and/or

▪	serve a jail term of up to 20 years.
In addition, the Company and/or the supervisors of a person who violates these laws may also be subject to civil or criminal penalties if they did not take appropriate steps to prevent illegal trading.
•    Company Discipline. If you violate this policy or insider trading or tipping laws, you may be subject to disciplinary action by the Company, up to and including termination for cause. A violation of our Company policy is not necessarily the same as a violation of law and we may determine that specific conduct violates our policy, whether or not the conduct also violates the law. We are not required to await the filing or conclusion of a civil or criminal action against an alleged violator before taking disciplinary action.
•    Reporting Of Violations. Any employee who violates this policy or any federal or state laws governing insider trading or tipping, or knows of any such violation by any other employee must report the violation immediately to our General Counsel.
Monitoring. The SEC and NASDAQ employ sophisticated computer-assisted enforcement techniques to monitor securities trading and detect automatically unusual trading patterns or volumes, particularly in advance of significant (positive or negative) announcements. Thus, the odds that unlawful trading will be detected are far greater than is commonly realized.
Priority of Statutory or Regulatory Trading Restrictions. The trading prohibitions and restrictions set forth in this policy will be superseded by any contractual restrictions on the sale of securities or any greater prohibitions or restrictions prescribed by federal or state securities laws and regulations, e.g., short-swing trading by Section 16(b) Persons or restrictions on the sale of securities subject to Rule 144 under the Securities Act. Any employee who is uncertain whether other prohibitions or restrictions apply should ask our General Counsel.
Post-Termination Transactions. This policy continues to apply to transactions in the Company’s securities even after termination of service to the Company. If an individual is in possession of material nonpublic information when his or her service terminates, that individual may not trade in Company securities until that information has become public or is no longer material. In addition, any individual whose service to the Company terminates outside a trading window may not trade in Company securities until the opening of the next trading window.
Hedging Transactions
Employees are prohibited from engaging in any hedging or monetization transactions, including collars, prepaid variable forward sale contracts, equity swaps, collars and exchange funds, involving our Company’s securities.

It is inappropriate for employees to engage in short-term or speculative transactions in the Company's securities or in other transactions in the Company's securities that may lead to inadvertent violations of the insider trading laws. Employees are also subject to the specific policies and procedures relating to hedging set forth in the Company’s policy entitled “Hedging Transactions Policy for U.S. Concrete Stock.” It is your responsibility to comply with the securities laws and this policy. If you have a question about this policy or whether it applies to a particular transaction, please contact our General Counsel.
Additional Trading Restrictions on Directors and Officers
Directors and officers are prohibited from, directly or indirectly, pledging and hedging any of the Company's equity securities. For these purposes, "pledging" includes the intentional creation of any form of pledge, security interest, deposit, lien or other hypothecation, including the holding of shares in a margin account, that entitles a third-party to foreclose against, or otherwise sell, any equity securities, whether with or without notice, consent, default or otherwise, but does not include either the involuntary imposition of liens, such as tax liens or liens arising from legal proceedings, or customary purchase and sale agreements, such as Rule 10b5-1 plans. Also for these purposes, "hedging" includes any instrument or transaction, including put options and forward-sale contracts, through which the board member or officer offsets or reduces exposure to the risk of price fluctuations in a corresponding equity security.

Directors and officers are also subject to the specific policies and procedures relating to hedging set forth in the Company’s policy entitled “Hedging Transactions Policy for U.S. Concrete Stock.” If you have a question about this policy or whether it applies to a particular transaction, please contact our General Counsel.
Conflicts of Interest

A conflict of interest occurs when a person’s private interests conflict, or appear to conflict, with the interests of the Company. Each employee must avoid any investment, interest or association that interferes with the independent exercise of judgment in the Company’s best interest.
A conflict situation can arise when a person takes actions or has interests that make it difficult to perform his or her Company work objectively and effectively. Conflicts of interest may also arise when an employee or a member of an employee’s family receives improper personal benefits as a result of that employee’s position with the Company. Put more simply, when our loyalty to the Company is affected by actual or potential benefit or influence from an outside source, a conflict of interest exists.
Common Sources of Conflicts. Although it is impossible to prepare a list of all potential conflicts of interest situations, conflicts of interest may generally arise in the following situations:
•    Doing Business with Family Members. A conflict of interest may arise if family members work for a client, broker, supplier or other third party with whom we do business. It also may be a conflict if a family member has a significant financial interest in a client, broker or other third party with whom the Company does business or in an actual or potential competitor of the Company. A “significant financial interest” is defined below. Before doing business on the Company’s behalf with an organization in which a family member works or has a significant financial interest, an employee must disclose and discuss the situation with our Chief Executive Officer or General Counsel, and any “related-party transaction” must be pre-approved by the Audit Committee in accordance with the Company’s “Related Party Transaction Policy.” Employees are also subject to the specific policies and procedures relating to any “related-party transaction” in the Company’s policy entitled “Related Party Transaction Policy.” If the only interest you have in a client, broker or other third party with whom we do business is because a family member works there, then you do not need to disclose the relationship or obtain prior approval unless you deal with the client, broker or such other third party.
“Family members” include your:

• Spouses	• Brothers or sisters
• Parents	• In-laws
• Children	• Life partners
•    Employment of Relatives. The hiring supervisor is required to review all appropriate job applicants and select the person most qualified to do the job. The selection of a family member or significant other for a position within a department or job location must be revealed and approved by the reviewing manager and the responsible officer prior to extending a job offer.

•    Ownership in Other Businesses. The Company’s investments can cause a conflict of interest. In general, an employee, a family member or a trust in which the employee is involved should not own, directly or indirectly, a significant financial interest in any company that does business with us or seeks to do business with us. You also should not own a significant financial interest in any of our competitors.
Two tests determine if a “significant financial interest” exists:

•	You or a family member owns more than 1% of the outstanding stock of a business or you or a family member has or shares discretionary authority with respect to the decisions made by that business, or

•	The investment represents more than 5% of your total assets or of your family member’s total assets.
If an employee or a family member has a significant financial interest in a company with whom the Company does business or proposes to do business, that interest must be approved by our Chief Executive Officer or General Counsel prior to the transaction
•    Gifts. When an employee, an employee’s relative, a trust in which the employee is involved or any other person or entity designated by the employee accepts gifts, loans, payments or services of more than a nominal value from an actual or potential competitor, supplier or customer. See “Gifts and Entertainment” section of this Code for further explanation.
•    Misuse of Information. When an employee misuses information obtained as a result of employment with the Company, such as for personal profit or as the basis for a “tip” to others.
•    Outside Employment. A second job must be strictly separated from your job with us, and must not interfere with your ability to devote the time and effort needed to fulfill your duties to us as our employee. You cannot engage in any outside activity that causes competition with us or provides assistance to our competitors or other parties (such as suppliers) with whom we regularly do business. You should avoid outside activities that embarrass or discredit us. Outside work may never be done on Company time and must not involve the use of our supplies or equipment. Additionally, you should not attempt to sell services or products from your second job to us.
•    Service on Boards. Serving as a director of another corporation may create a conflict of interest. Being a director or serving on a standing committee of some organizations, including government agencies, also may create a conflict.
•    Business Opportunities. Business opportunities relating to the kinds of products and services we usually sell or the activities we typically pursue that arise during the course of your employment or through the use of our property or information belong to us. Similarly, other business opportunities that fit into our strategic plans or satisfy our commercial objectives that arise under similar conditions also belong to us. You may not direct these kinds of business opportunities to our competitors, to other third parties or to other businesses that you own or are affiliated with.
Prompt and full disclosure is always the correct first step towards solving any potential conflict of interest problem. If a person perceives even the potential for a conflict of interest, the personal interests or other circumstances that might constitute such a conflict of interest are to be reported promptly to our Chief Executive Officer or General Counsel and that person must excuse himself or herself from participating in decisions or negotiations involving the possible conflict. Our Chief Executive Officer or General Counsel will arrange for resolution that respects the person’s private life and protects the Company’s own interests in an effective manner when an employee confronts a possible conflict of interest. Any activity that is approved, despite the actual or apparent conflict, must be documented. A potential conflict of interest involving a related-person transaction must be submitted to and pre-approved by the Audit Committee. Employees are also subject to the specific policies and procedures relating to any “related-party transaction” in the Company’s policy entitled “Related Party Transaction Policy.”
Gifts and Entertainment
The exchange of gifts and entertainment is a common practice in business and can help the Company build better relationships with customers, vendors and others. However, giving or accepting valuable gifts or entertainment might be construed as an improper attempt to influence the relationship. It is permissible to provide and receive gifts of nominal value and reasonable business entertainment (including traditional promotional events), in each case so long as what is provided or received is consistent with customary business practice, cannot be construed as a bribe or payoff and is not in violation of applicable law. Gifts and entertainment should support the legitimate business interests of the Company and should be appropriate under the circumstances. You should never encourage or solicit gifts, meals, hospitality or entertainment from anyone with whom the Company does business or from anyone who desires to do business with the Company. A gift or favor should not be accepted or given if it might create a sense of obligation, compromise your professional judgment, could influence or be perceived to influence business decisions or would embarrass the Company or the people involved if publicly disclosed. Misunderstandings can usually be avoided by conduct that makes clear that the Company conducts business on an ethical basis and will not seek or grant special considerations.
Gifts, entertainment, hospitality and the like can amount to bribes depending on the specific facts and circumstances involved. Also, special rules apply when dealing with government employees and officials. Therefore, the prohibitions described in the section of this Code entitled

“Responsibility to Government and the Law—Anticorruption Laws” applies to gifts, entertainment and provisions of hospitality.
If you are not sure whether a specific gift, entertainment or hospitality is permissible, or if the proposed recipient is a public official, before doing anything contact our General Counsel.
Corporate Opportunities
Employees owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises. Therefore, employees are prohibited from taking for themselves personally opportunities that properly belong to the Company or from using Company property for personal gain.
Responsibility to Others
Customers
Each employee has important responsibilities to the Company’s customers. While some employees are closer to customers than others, every employee should think in terms of how the Company’s customers feel about how it conducts business, and you should act accordingly. Customers depend on you to be true to your word. Nothing undermines the Company’s reputation faster than misrepresenting itself. Simply put, those who do business with the Company deserve honest, accurate and clear communication. They also deserve and need to know that the Company keeps its promises. Equally, customers and suppliers need to be aware of the Company’s standards and expectations regarding ethics and business integrity, and should be encouraged to help uphold them.
Communities
The Company is privileged to do business in many communities around the country, and must act responsibly in those communities. This means conducting operations with professional care.
Fair Dealing
The Company is committed to dealing fairly with its customers, suppliers, competitors and employees. No employee may take unfair advantage of anyone through manipulation, concealment, abuse of confidential information, misrepresentation of material facts, fraud or other unfair dealing practice. The Company will compete for business aggressively and honestly. You must not make false or misleading claims about the Company’s products or services, nor should you do so about the products and services of the Company’s competitors.
The Company believes in doing business with those who embrace and demonstrate high standards of business conduct. The Company will not look favorably on customers or suppliers that have a history of violating the law, including environmental, employment or safety laws. Those that knowingly seek to have Company employees violate this Code will be subject to appropriate sanctions, including the possible cancellation of all current and future business.
Purchasing Practices
The Company’s policy is to purchase all goods and services on the basis of price, quality, availability, terms and service, and in accordance with management’s authorization. All purchasing decisions will be based on the value realized by the Company and in alignment with its business standards and goals. Agreements should be written and set forth expectations for all parties.
Responsibility to Government and the Law
Compliance with Applicable Laws and Regulations
While the Company is involved in highly competitive business activities and hence must compete vigorously for market share and the maximization of profits, the Company must also do so in compliance with all laws and regulations applicable to its activities. No employee may at any time take any action on behalf of the Company that he or she knows, or has reason to suspect, violates any applicable law or regulation. Although this Code and other Company policies and procedures may not address a specific law, regulation or compliance situation, ignorance is not an acceptable excuse for non-compliance. The Company’s strict compliance policy extends, therefore, not just to those areas set forth below and elsewhere in this Code, but also to all other applicable laws and regulations. It is your responsibility to know and follow the law and conduct yourself in an ethical manner. It is also your responsibility to report any violations of the law or this Code. You may report such violations by following the compliance procedures contained in the section of this Code entitled “Obtaining Help and Reporting Illegal or Unethical Behavior.” If you have any hesitation or question about the legality of a situation, you must contact our General Counsel immediately for further guidance.
Antitrust and Fair Competition
Antitrust laws are designed to ensure a fair and competitive marketplace by prohibiting various types of anticompetitive behavior. It is the Company’s policy and the responsibility of each employee to comply with the federal and state antitrust laws. Employees must avoid price fixing, customer and market allocations, bid rigging and other arrangements with competitors that are unlawful per se, and they may never exchange sensitive business information with competitors. Unless the information is publicly available, employees should avoid discussing the following subjects with any competitor: prices, terms or conditions of sale; credit terms, discounts, profits, profit margins or costs; shares of the market; distribution practices; bids on contracts or jobs; sales territories; selections, rejections or terminations of customers; or any other matters where an agreement with a competitor would be inconsistent with the complete freedom of action of the Company in the conduct of its business. Representatives of the Company must never engage in competitive conduct that cannot be justified by sound business considerations wholly apart from its effect on any injured competitor. If you are unsure whether a contemplated action might violate any of the antitrust laws, you must review it with our General Counsel prior to implementation.
Environment
All aspects of the Company’s operations are subject to comprehensive federal, state and local environmental regulation. It is the Company’s policy to comply fully with the lawful terms and conditions of all permits and authorizations, and with the provisions of all applicable environmental laws and regulations. It is the responsibility of local management of each facility to maintain all required environmental permits and authorizations applicable to the operations under their control, to understand the terms and conditions of all such permits and authorizations, as well as applicable environmental laws and regulations, and to ensure good faith efforts to attain and maintain compliance therewith.
Tax Laws
It is the policy of the Company to obey local, state and federal tax laws. No employee should on behalf of the Company enter into any transaction that the employee knows or has reason to suspect would violate such laws.
Anti-Corruption Laws and Bribery
No employee may make any bribe, kickback or other improper payment on his or her own behalf or on behalf of the Company in connection with any of its business.
Conducting business with governments is not the same as conducting business with private parties. What may be considered an acceptable practice in the private business sector may be improper or illegal when dealing with government officials. Improper or illegal payments to government officials are prohibited. “Government officials” includes employees of any government anywhere in the world, even low-ranking employees or employees of government-controlled entities, as well as political parties and candidates for political office. If you deal with such persons or entities, you should consult with our Chief Financial Officer or General Counsel to be sure that you understand these laws before providing anything of value to a government official.
If you are involved in transactions with foreign government officials, you must comply not only with the laws of the country with which you are involved but also with the U.S. Foreign Corrupt Practices Act. This act makes it illegal to pay, or promise to pay money or anything of value to any non-U.S. government official for the purpose of directly or indirectly obtaining or retaining business. This ban on illegal payments and bribes also applies to agents or intermediaries who use funds for purposes prohibited by the statute.
In some countries it is permissible to pay government employees for performing certain required duties. These facilitating payments, as they are known, are small sums paid to facilitate or expedite routine, non-discretionary government actions, such as obtaining phone service or an ordinary license. In contrast, a bribe, which is never permissible, is giving or offering to give anything of value to a government official to influence a discretionary decision. Understanding the difference between a bribe and a facilitating payment is very important. You must have approval from our General Counsel before making any payment or gift to a foreign government official.
This covers not only cash payments, but also provisions of anything else of value. See the section of this Code entitled “Gifts and Entertainment.”
Economic Sanctions and Boycotts
The United States, European Union member states and many other jurisdictions implement economic sanctions measures against foreign countries, individuals and entities for a variety of foreign policy and national security objectives. Some of these sanctions measures are comprehensive banning all trade with a country. Other sanctions programs are selective, prohibiting some, but not all activity with a particular country, such as import/export bans, restrictions on financial transactions, asset blocks, and sector-specific trade restrictions. Finally, some sanctions programs target persons or entities who have been designated as “fronts” for embargoed countries or who are believed to be engaged in activities of security or foreign policy concern, including terrorism, narcotics trafficking, weapons proliferation and destabilization activities.
Many countries and jurisdictions have also enacted countermeasures to block the application of unsanctioned foreign boycotts within their own jurisdictions or by their nationals. These measures generally prohibit nationals from refusing to do business with another country in furtherance of an unsanctioned foreign extraterritorial boycott program and may impose reporting requirements on certain demands and activities relating to the attempts to implement unsanctioned foreign extraterritorial boycotts.

All employees are expected to follow internal procedures applicable to economic sanctions and boycott-related matters.
Anti-Money Laundering and Terrorist Financing
Money laundering is the process by which criminal funds are moved through the financial system in order to hide all traces of their criminal origins such that the funds appear legitimate. Terrorist financing refers to the destination and use of funds that may come from legitimate or criminal sources, or a combination of the two. Laws in the United States and other jurisdictions criminalize money laundering and certain failures to report and detect financial crimes. In general, U.S. law and the laws of other jurisdictions prohibit knowing participation in any transaction involving the proceeds of illegal activity. All employees must fully comply with all applicable anti-money laundering and anti-terrorism laws.
Employees should be vigilant and exercise good judgment when dealing with unusual customer transactions. Alert your supervisor or our General Counsel to any situation that seems to you to be inappropriate or suspicious. Do not alert the customer to your suspicions, but ask whatever questions are necessary to understand the customer’s identity, source of funds and reasons for the transaction. Do not discuss your suspicions with third parties unless directed to do so by your supervisor after consultation with our General Counsel. If you have questions or concerns, contact your supervisor or our General Counsel.
Political and Charitable Activities
Political activities must be conducted on your own time and using your own resources. Political contributions by corporations in federal elections, whether by direct or indirect use of corporate funds or resources, are unlawful. While the limitations on political contributions by corporations in state elections vary from state to state, it is the Company’s policy not to make any political contributions in such elections except with the prior approval of our Chief Executive Officer. While individual participation in the political process and in campaign contributions is proper and is encouraged by the Company, an employee’s participation and involvement must be at their own time and expense unless state law requires otherwise. Similarly, an employee’s contribution must not be made, or even appear to be made, with the Company’s funds, or be reimbursed from the Company’s funds, nor should the selection of a candidate or of a party be, or seem to be, coerced by the Company. Company employees are prohibited from using their positions to induce, coerce or in any way influence any person (including subordinates) to contribute time or money to any political party, to the campaign of any candidate for office or to any charitable activity.
We realize how important it is to contribute to the communities in which we operate. We support many initiatives and programs that benefit our communities and encourage you to be charitable and volunteer your time to worthwhile endeavors. However, you should not engage in any charitable activities as a representative of the Company unless previously approved by our General Counsel.

Equal Employment Opportunity and Anti-Harassment
We are committed to providing equal employment opportunities for all our employees and will not tolerate any speech or conduct that is intended to, or has the effect of, discriminating against or harassing any qualified applicant or employee because of his or her race, color, religion, sex (including pregnancy, childbirth or related medical conditions), national origin, age, physical or mental disability, veteran status or any characteristic protected by law. We will not tolerate discrimination or harassment by anyone – managers, supervisors, co-workers, vendors or our customers. This policy extends to every phase of the employment process, including: recruiting, hiring, training, promotion, compensation, benefits, transfers, discipline and termination, layoffs, recalls, and Company-sponsored educational, social and recreational programs, as applicable. If you observe conduct that you believe is discriminatory or harassing, or if you feel you have been the victim of discrimination or harassment, you should notify the Vice President of Human Resources or our General Counsel immediately.
Not only do we forbid unlawful discrimination, we take affirmative action to ensure that applicants are employed, and employees are treated during employment, without regard to their race, color, religion, sex (including pregnancy, childbirth or related medical conditions), national origin, age, physical or mental disability, veteran status or any characteristic protected by law.
The Human Resources Department has been assigned specific responsibilities for implementing and monitoring affirmative action and other equal opportunity programs. One of the tenants of this Code, however, is that all employees are accountable for promoting equal opportunity practices within the Company. We must do this not just because it is the law, but because it is the right thing to do.
We will not retaliate against any employee for filing a good faith complaint under our anti-discrimination and anti-harassment policies or for cooperating in an investigation and will not tolerate or permit retaliation by management, employees or co-workers. To the fullest extent possible, the Company will keep complaints and the terms of their resolution confidential. If an investigation confirms harassment or discrimination has occurred, the Company will take corrective action against the offending individual, including such discipline up to and including immediate termination of employment, as appropriate.

Health, Safety and the Environment

The Company is committed to providing safe and healthy working conditions by following all occupational health and safety laws governing our activities.
We believe that management and each and every employee have a shared responsibility in the promotion of health and safety in the workplace. You should follow all safety laws and regulations, as well as Company safety policies and procedures. You should immediately report any accident, injury or unsafe equipment, practices or conditions.
You also have an obligation to carry out Company activities in ways that preserve and promote a clean, safe, and healthy environment. You must strictly comply with the letter and spirit of applicable environmental laws and the public policies they represent.
The consequences of failing to adhere to environmental laws and policies can be serious. The Company, as well as individuals, may be liable not only for the costs of cleaning up pollution, but also for significant civil and criminal penalties. You should make every effort to prevent violations from occurring and report any violations to your immediate supervisor or our General Counsel.
Obtaining Help and Reporting Illegal or Unethical Behavior
Questions
If you have questions about this Code or other Company policies, procedures or practices not specifically covered by this Code, you should talk to your immediate supervisor. If for any reason you are uncomfortable speaking with your immediate supervisor, please talk to another member of management. Don’t put it off. Time may be of the essence in avoiding a bigger problem. You can also seek advice and counsel from the General Counsel or other members of senior management of the Company. In addition, you can use the confidential and anonymous Compliance Hotline referred to below.
Reporting Illegal or Unethical Behavior
You should promptly report all actual or potential violations of this Code or other illegal or unethical behavior you observe related to the Company’s business (1) to your supervisor, (2) to our General Counsel or Manager of Internal Audit (each c/o U.S. Concrete, Inc., 331 N. Main Street, Euless, Texas 76039), (3) by telephone to the toll free Compliance Hotline number referred to below or (4) via email at compliance@us-concrete.com.
The Company encourages employees to work with their supervisors and other appropriate personnel when in doubt about the best course of action in a particular situation, and in reporting actual or potential illegal or unethical behavior. However, the Company recognizes that circumstances may arise in which employees would not feel comfortable bringing such concerns to the attention of their supervisors. Accordingly, you have the alternative means listed above for reporting your concerns. Reporting through the Compliance Hotline, which is explained in detail in the “Compliance Hotline” section of this Code, can be anonymous and is confidential.
Any employee who in good faith reports what he or she believes to be an actual or potential violation of this Code or other illegal or unethical behavior will not be subject to reprisal or retaliation as a result of making such a report. Even where reports are not made on an anonymous or confidential basis, the Company will endeavor to protect the confidentiality of the person making a report to the extent possible, consistent with law and Company policy and the requirements necessary to conduct an effective investigation. Allegations will be investigated by proper personnel and appropriate action taken. In order to facilitate implementation of this Code, employees have a duty to cooperate fully with the investigation process and to maintain the confidentiality of investigative information unless specifically authorized to disclose such information.
Compliance Hotline
The Compliance Hotline is available for confidential and anonymous advice or reporting on actual or potential violations of this Code or other illegal or unethical behavior. The Compliance Hotline is a toll-free phone number that is available 24 hours a day, 365 days a year to speak anonymously with a hotline specialist. The hotline is administered by a third party who helps protect the person reporting actual or potential violations of this Code or other unethical or illegal behavior. A written report of the call will be provided to the appropriate Company officials for follow-up and resolution, as well as to the Chair of the Audit Committee of the Board of Directors.
If you call anonymously, you will be provided an identification number to use for call back. This will allow you to receive feedback and an update on your reported question or issue while maintaining anonymity and confidentiality.

Compliance Hotline
800-826-6762
Report confidentially and anonymously 24 hours a day
Supervisory Personnel
Supervisors have key roles in the administration of this Code and are expected to demonstrate their personal commitment to the Company’s standards of conduct and to manage their employees accordingly. Supervisors must immediately report to our General Counsel or Director of Internal Audit any concerns reported by their employees to them regarding actual or potential violations of this Code or other illegal or unethical behavior.
Consequences of Violations

Employees will be held accountable for adherence to this Code. Failure to comply with any responsibilities established by this Code may result in disciplinary action and may also require restitution or reimbursement from the employee and referral of the matter to government authorities. Discipline may also be imposed for conduct that is considered unethical or improper even if the conduct is not specifically covered by this Code. The Company strives to impose discipline for each Code violation that fits the nature and particular facts of the violation. Discipline will vary depending on the circumstances and may include, alone or in combination, a letter of reprimand, demotion, suspension or even termination. Violations of this Code are not the only basis for disciplinary action. The Company has additional policies and procedures governing conduct.
As with all matters involving investigations of violations and discipline, principles of fairness and dignity will be applied. Any person charged with a violation of this Code will be given an opportunity to explain his or her actions before disciplinary action is taken.
Other Matters
Waivers for Officers and Directors
A waiver of any provision of this Code for the Company’s officers and directors must be approved by the Board of Directors and promptly will be disclosed as required by applicable law or regulation.
Periodic Review and Supplements
Change in laws and regulations that apply to the Company may require changes to this Code from time to time. Accordingly, the Company may adopt supplements and revisions to this Code from time to time without advance notice. These changes will become effective when they are adopted by the Board of Directors, and copies of them will be circulated as promptly as practicable to all recipients of this Code. Because all recipients must observe all requirements of applicable laws and regulations, failure to receive or review a copy of any supplement or revision will not be an acceptable excuse for a failure to comply with any applicable law or regulation.

The policies set forth in this Code supersede and replace any and all prior versions thereof.

Personal Commitment, Acknowledgement and Disclosure Form

Business Relationship Disclosure

Do you or any member of your family have a business relationship with the Company either as a potential competitor, supplier or customer?

Yes ___ / No ___

If Yes, please describe the relationship. For example: My brother owns XYZ Construction company which purchases concrete from the Company; I own a XYZ, a trucking company which hauls aggregate for the Company; My husband is a painting contractor who has performed work for the Company, etc.

Personal Commitment and Acknowledgement

I acknowledge that I have received and read the Company’s Code of Ethics and Business Conduct (the “Code”) and understand my obligations to comply with the Code. I understand that my agreement to comply with the Code does not constitute a contract of employment.

__________________________________________.
Signature
__________________________________________.
Printed Name
__________________________________________.
Position
__________________________________________.
Department or Operating Unit
__________________________________________.
Location
__________________________________________.
Date

This signed and completed form must be returned to your supervisor within 30 days of receiving the Code.